Exhibit 10(a)(1)

COMPAQ COMPUTER CORPORATION

1985 NONQUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement is between COMPAQ COMPUTER CORPORATION, a Delaware corporation (the “Company”), and ________________________ (the “Options”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the COMPAQ COMPUTER CORPORATION 1985 Nonqualified Stock Option Plan, which plan is incorporated herein by reference and made a part of this agreement;

WHEREAS, the Company has determined that it would be in the best interests of the Company, and its shareholders to grant the option provided for herein (the “Option”) to Optionee pursuant to the Plan and the terms set forth herein as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

1.             Option.  Subject to the terms and conditions contained herein, the Company hereby grants to Optionee an option to purchase from the Company _________shares of the Company’s common stock, $.01 par value (“Common Stock”) at a price of _________ per share.

2.             Exercise of Option.

(a)           Providing the conditions of subparagraphs (b), (c), (d), and (e) of this paragraph 2 have been satisfied, Optionee may exercise this Option to purchase a number of shares of Stock which shall not exceed the difference between A and B, where

A  =                                   the product of the number of shares subject to this Option multiplied by a fraction, the numerator of which is the number of whole months which have elapsed since _____________________________ (not to exceed (48) and the demoninator of which is 48.

B  =                                       the number of shares of Stock previously acquired by Optionee’s partial exercise of this Option.

(b)           Optionee must have been a full time employee of the Company for a period of three (3) months prior to any exercise, in whole or part, of the Option.

(c)           This Option may be exercised in whole or in part at any time during the period beginning one year after Optionee’s date of employment and ending ten years from the date of this Agreement, provided that Optionee may not exercise this option more often than twice during any calendar year. The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution. The Option shall be exercisable by the Optionee only during his lifetime.

(d)           Options may be exercised in whole or in part with respect to whole shares only within the period permitted for exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at its principal office in the amount of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the option price shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock valued at Fair Market Value which is owned by the Optionee.

(e)           This Option may not be exercised prior to the registration of the Stock with the Securities and Exchange Commission and any applicable state agencies. However, this condition may be waived by the Committee if it determines that such registration is not necessary in order to legally issue shares of Stock to Optionee.

(f)            Upon the Company’s determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue or cause to be issued certificates in the Optionee’s name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

3.             Employment of Optionee.  Subject to the terms of any employment contract to the contrary, the Company shall have the right to terminate or change the terms of employment of Optlonee at any time and for any reason whatsoever.

4.             Death of Optionee.  Upon the death of optionee, all options hereunder exercisable at the date of such death shall be thereafter exercisable by Optionee’s executor or administrator, or the person or persons to whom his rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, until the termination of the option in accordance with this Agreement and the COMPAQ COMPUTER CORPORATION 1985 Nonqualified Stock Option Plan.  In no event may any option be exercised after the end of the Option Period.

5.             Transferability of Option.  This option shall not be transferable by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution.  During the lifetime of Optionee, the option shall be exercisable only by him. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof.  No such transfer of this Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

6.             Stockholder Rights.  Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Agreement.  Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in paragraph 8 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

7.             Extraordinary   Corporate   Transactions.  New option rights may be substituted for the option rights granted hereunder or the Company’s duties as to options granted pursuant to this Agreement may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved.  Notwithstanding the foregoing or the provisions of paragraph 8 hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or  similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 60% of the outstanding Common Stock; provided, however, that the Optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired option rights granted hereunder to the extent such option rights are then exercisable.

8.             Changes in Capital Structure.  The  existence  of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

                9.             Compliance with Securities Laws.  Upon the acquisition of any shares pursuant to the exercise of the option herein granted, Optionee (or any person acting under paragraph 5) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.           Resolution of Disputes.  As a condition of the granting of the option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

11.           Legend on Certificates.  The certificates representing the shares of Common Stock purchased by exercise of an option may be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable statutory, contractual or other restrictions on sale or transfer and the stock transfer records of the Company may reflect stop-transfer instructions with respect to such shares.

12.           Notices.  Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any option hereunder shall be directed to COMPAQ Computer Corporation, 20555 FM 149, Houston, Texas 77070, Attention: President.  Any notice given by the Company to Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights hereunder and Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

13.           Interpretation.  Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 4 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

14.           Other Restrictions.  Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the optlon(s) or the Issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange.

15.           Agreement Subject to Plan.  This Agreement is subject to the Plan.  The terms and provisions of the plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

IN WITNESS WHEREOF,  this Agreement has been executed as of the ________ day of ____________ 1986.

Attested By:	COMPAQ Computer Corporation
________________________	By: _________________________

Date: ________________________

Optionee
_____________________________